                                                                      EXHIBIT 11

                            DUPONT PHOTOMASKS, INC.

                         EARNINGS PER SHARE COMPUTATION

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                                              QUARTER ENDED
                                                                                             DECEMBER 31, 1996
                                                                                        --------------------------
                                                                                           BASIC        DILUTED
                                                                                        ------------  ------------
Weighted average shares outstanding...................................................    15,100,000    15,100,000
Dilutive effect of stock performance plans............................................                     439,182
                                                                                        ------------  ------------
                                                                                          15,100,000    15,539,182
                                                                                        ------------  ------------
                                                                                        ------------  ------------
Net income............................................................................  $      9,433  $      9,433
                                                                                        ------------  ------------
                                                                                        ------------  ------------
Earnings per share....................................................................  $       0.62  $       0.61
                                                                                        ------------  ------------
                                                                                        ------------  ------------


                                                                                               QUARTER ENDED
                                                                                             DECEMBER 31, 1997
                                                                                        --------------------------
                                                                                           BASIC        DILUTED
                                                                                        ------------  ------------
Weighted average shares outstanding...................................................    15,165,132    15,165,132
Dilutive effect of stock performance plans............................................                     440,227
                                                                                        ------------  ------------
                                                                                          15,165,132    15,605,359
                                                                                        ------------  ------------
                                                                                        ------------  ------------
Net income............................................................................  $      8,261  $      8,261
                                                                                        ------------  ------------
                                                                                        ------------  ------------
Earnings per share....................................................................  $       0.54  $       0.53
                                                                                        ------------  ------------
                                                                                        ------------  ------------

                                                                                              SIX MONTHS ENDED
                                                                                             DECEMBER 31, 1996
                                                                                        --------------------------
                                                                                           BASIC        DILUTED
                                                                                        ------------  ------------
Weighted average shares outstanding...................................................    15,100,000    15,100,000
Dilutive effect of stock performance plans............................................                     343,047
                                                                                        ------------  ------------
                                                                                          15,100,000    15,443,047
                                                                                        ------------  ------------
                                                                                        ------------  ------------
Net income............................................................................  $     18,448  $     18,448
                                                                                        ------------  ------------
                                                                                        ------------  ------------
Earnings per share....................................................................  $       1.22  $       1.19
                                                                                        ------------  ------------
                                                                                        ------------  ------------

                                                                                              SIX MONTHS ENDED
                                                                                             DECEMBER 31, 1997
                                                                                        --------------------------
                                                                                           BASIC        DILUTED
                                                                                        ------------  ------------
Weighted average shares outstanding...................................................    15,165,132    15,165,132
Dilutive effect of stock performance plans............................................                     497,525
                                                                                        ------------  ------------
                                                                                          15,165,132    15,662,657
                                                                                        ------------  ------------
                                                                                        ------------  ------------
Net income............................................................................  $     17,464  $     17,464
                                                                                        ------------  ------------
                                                                                        ------------  ------------
Earnings per share....................................................................  $       1.15  $       1.12
                                                                                        ------------  ------------
                                                                                        ------------  ------------